Exhibit 10.1

Amendment to Restrictive Covenant Agreement

This FIRST AMENDMENT TO THE RESTRICTIVE COVENANT AGREEMENT (this “Amendment”) dated as of February 10, 2025, is entered into by and among Summit Materials, Inc., a Delaware corporation (the “Company”), Grupo Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Grupo”), and Cementos Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Cementos”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Restrictive Covenant Agreement, dated as of January 12, 2024 (the “Agreement” and as amended, modified, supplemented or restated hereby and from time to time, the “Amended Agreement”), by and among Grupo, Cementos, and the Company.  Each of the Company, Grupo and Cementos are sometimes referred to as a “Party” and collectively as the “Parties.”

WHEREAS, contemporaneously with the execution and delivery of this Amendment, pursuant to the Agreement and Plan of Merger, dated as of November 24, 2024, by and among Quikrete Holdings, Inc., a Delaware corporation (“Parent”), the Company, and Soar Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub is merging with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, the Company, Grupo, and Cementos desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.       Amendments. The Agreement is hereby amended as follows:

(a)       Each of the definitions in Section 1 of the Agreement that is used solely in Section 3 and/or Section 4 of the Agreement is hereby deleted.

(b)       Section 3 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Section 3.   Intentionally Omitted.”

(c)       Section 4 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Section 4.   Intentionally Omitted.”

(d)       Section 10 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Section 10.   Termination.  This Amended Agreement shall terminate and be of no further force and effect on the second anniversary of the Closing Date.”

2.       Document References.  Each reference in the Agreement to the Agreement shall be deemed to be a reference to the Amended Agreement.

3.       Effectiveness. This Amendment shall be effective from and after the completion of the Merger.

4.       Full Force and Effect; Ratification.  As amended, terminated or released by this Amendment, the Amended Agreement shall continue to remain in full force and effect. The Amended Agreement constitutes the valid and binding obligations of the Company, Grupo and Cementos.

5.       Miscellaneous. Sections 8 (Rights and Remedies), 9 (Severability), 11 (Amendments and Waivers), 12 (Counterparts), 13 (Governing Law), 14 (Jurisdiction), 15 (WAIVER OF JURY TRIAL), 16 (Successors and Assigns) and 17 (Entire Agreement) of the Agreement shall apply to this Amendment mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

GRUPO ARGOS S.A.

By:	/s/ Rafael Olivella
	Name:	Rafael Olivella
	Title:	Legal Representative

CEMENTOS ARGOS S.A.

By:	/s/ Maria Isabel Echeverri
	Name:	Maria Isabel Echeverri
	Title:	Vice President

Summit Materials, Inc.

By:	/s/ Christopher B. Gaskill
	Name:	Christopher B. Gaskill
	Title:	Executive Vice President, Chief Legal Officer & Secretary